Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for StateStreet Bank & Trust

Country	Subcustodian Name	City
Argentina	Citibank, N.A.	1036 Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Limited	Sydney, NSW 2000, Australia
Australia	Citigroup Pty. Limited	Melbourne, VIC 3000, Australia
Austria	UniCredit Bank Austria AG	Vienna A-1090, Austria
Bahrain	HSBC Bank Middle East Limited	Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Dhaka 1000, Bangladesh
Belgium	Deutsche Bank AG, Netherlands	1017 CA Amsterdam, Netherlands
Benin	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Bermuda	HSBC Bank Bermuda Limited	Hamilton, HM11 Bermuda
Bosnia and Herzegovina (Federation of)	UniCredit Bank d.d.	Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Ltd.	Gaborone, Botswana
Brazil	Citibank, N.A.	São Paulo, Brazil 01311
Bulgaria	ING Bank N.V.	Sofia 1404, Bulgaria
Bulgaria	UniCredit Bulbank AD	Sofia 1000, Bulgaria
Burkina Faso	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Canada	State Street Trust Company Canada	Toronto, Ontario M5C 3G6 Canada
Chile	Banco Itaú Chile	Las Condes, Santiago, Chile
People's Republic of China (Shanghai and Shenzhen)	HSBC Bank (China) Company Limited	Pudong Shanghai China 200120
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Bogotá, Colombia
Costa Rica	Banco BCT S.A.	San José, Costa Rica
Croatia	Privredna Banka Zagreb d.d.	10000 Zagreb, Croatia
Croatia	Zagrebacka Banka d.d.	10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A	GR 115 28 Athens, Greece
Czech Republic	Ceskoslovenská obchodni banka, a.s.	150 57 Prague 5, Czech Republic
Czech Republic	UniCredit Bank Czech Republic, a.s.	113 80, Prague 1, Czech Republic
Denmark	Skandinaviska Enskilda Banken AB (publ)	1577 Copenhagen, Denmark
Ecuador	Banco de la Producción S.A. PRODUBANCO	Quito, Ecuador
Egypt	HSBC Bank Egypt S.A.E.	Cairo, Egypt
Estonia	AS SEB Pank	15010 Tallinn, Estonia
Finland	Skandinaviska Enskilda Banken AB (publ)	SE-106 40 Stockholm, Sweden
France	Deutsche Bank AG	1017 CA Amsterdam, Netherlands
Republic of Georgia	JSC Bank of Georgia	Tbilisi 0160, Georgia
Germany	Deutsche Bank AG	D-65760 Eschborn Germany
Ghana	Standard Chartered Bank Ghana Limited	Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A	GR 115 28 Athens, Greece
Guinea-Bissau	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	Kwun Tong, Hong Kong
Hungary	UniCredit Bank Hungary Zrt.	H-1054 Budapest, Hungary
Iceland	Landsbankinn hf.	155 Reykjavik, Iceland
India	Deutsche Bank AG	Fort Mumbai 400 001, India
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai-400 057, India
Indonesia	Deutsche Bank AG	Jakarta 10310, Indonesia
Ireland	State Street Bank and Trust Company, United Kingdom Branch	Edinburgh EH5 2AW, Scotland
Israel	Bank Hapoalim B.M.	66883 Tel Aviv, Israel
Italy	Deutsche Bank S.p.A.	20124 Milan, Italy
Ivory Coast	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Japan	Mizuho Corporate Bank Limited	Tokyo 104-0052, Japan
Japan	The Hongkong and Shanghai Banking Corporation Limited	Tokyo 103-0027, Japan
Jordan	HSBC Bank Middle East Limited	Amman 11190, Jordan
Kazakhstan	SB HSBC Bank Kazakhstan JSC	050010 Almaty, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	110-752 Seoul, Korea
Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	1-Ka Bongrae-Dong, Chung-Ku Seoul, Korea
Kuwait	HSBC Bank Middle East Limited	Safat 13017, Kuwait
Latvia	AS SEB Banka	Riga raj, LV 1076 Latvia
Lebanon	HSBC Bank Middle East Limited	Beirut 1107 2080, Lebanon
Lithuania	AB SEB Bankas	LT-2600 Vilnius, Lithuania
Malaysia	Standard Chartered Bank Malaysia Berhad	50250 Kuala Lumpur, Malaysia
Mali	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Malta	The Hongkong and Shanghai Banking Corporation Limited	Qormi, QRM 3101, Malta
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Ebene, Mauritius
Mexico	Banco Nacional de México S.A.	Mexico, DF 01210
Morocco	Citibank Maghreb	Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited	Windhoek, Namibia
Netherlands	Deutsche Bank AG	1017 CA Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	Auckland 1010, New Zealand
Niger	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Nigeria	Stanbic IBTC Bank Plc.	Victoria Island, Lagos, Nigeria
Norway	Skandinaviska Enskilda Banken AB (publ)	SE-106 40 Stockholm, Sweden
Oman	HSBC Bank Middle East Limited	Muscat, Oman
Pakistan	Deutsche Bank AG	Karachi 75530 Pakistan
Palestine	HSBC Bank Middle East Limited	Ramallah, West Bank, Palestine
Peru	Citibank del Péru, S.A.	Lima 27, Perú
Philippines	Deutsche Bank AG	Makati City 1226 Philippines
Poland	Bank Handlowy w Warszawie S.A.	00-923 Warsaw 55, Poland
Portugal	Deutsche Bank AG, Netherlands	1017 CA Amsterdam, Netherlands
Portugal	BNP Paribas Securities Services, S.C.A	3 Rue D'Antin, Paris, France
Puerto Rico	Citibank, N.A.	San Juan, Puerto Rico 00901
Qatar	HSBC Bank Middle East Limited	Doha, Qatar
Romania	ING Bank N.V.	Bucharest 1, Romania
Russia	ING Bank (Eurasia) ZAO	Moscow 127473, Russia
Senegal	Société Générale de Banques en Côte d_Ivoire	Abidjan 01 Ivory Coast
Serbia	UniCredit Bank Serbia JSC	11070 New Belgrade, Serbia
Singapore	Citibank N.A.	Singapore 039190
Singapore	United Overseas Bank Limited	Singapore 048624
Slovak Republic	Ceskoslovenská obchodna banka, a.s.	814 99 Bratislava, Slovak Republic
Slovak Republic	UniCredit Bank Slovakia a.s.	Bratislava 1, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	SI-1000, Ljubljana, Slovenia
South Africa	FirstRand Bank Limited	Johannesburg Republic of South Africa
South Africa	Standard Bank of South Africa Ltd	Johannesburg 2001 Republic of South Africa
Spain	Deutsche Bank S.A.E.	28046 Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo 1, Sri Lanka
Republic of Srpska	UniCredit Bank d.d.	Federation of Bosnia and Herzegovina
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland
Sweden	Skandinaviska Enskilda Banken AB (publ)	SE-106 40 Stockholm, Sweden
Switzerland	UBS AG	8098 Zurich, Switzerland
Switzerland	Credit Suisse AG	Zurich, Switzerland
Taiwan - R.O.C.	Deutsche Bank AG	Taipei 105 Taiwan, Republic of China
Taiwan - R.O.C.	Standard Chartered Bank (Taiwan) Limited	Taipei 10549, Taiwan, Republic of China
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok 10500, Thailand
Togo	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast
Trinidad & Tobago	Republic Bank Limited	Port of Spain, Trinidad & Tobago, W.I.
Tunisia	Banque Internationale Arabe de Tunisie	1080 Tunis, Tunisia
Turkey	Citibank, A.S.	34768 Umraniye Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	Kampala, Uganda
Ukraine	ING Bank Ukraine	04070 Kiev, Ukraine
United Arab Emirates - ADX	HSBC Bank Middle East Limited	Dubai, United Arab Emirates
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai, United Arab Emirates
United Arab Emirates - DIFC	HSBC Bank Middle East Limited	Dubai, United Arab Emirates
United Kingdom	State Street Bank and Trust Company	Edinburgh EH5 2AW, Scotland
United States	State Street Bank and Trust Company	Boston, MA 02110, United States
Uruguay	Banco Itaú Uruguay S.A.	11000 Montevideo, Uruguay
Venezuela	Citibank, N.A.	Caracas, Venezuela
Vietnam	HSBC Bank (Vietnam) Limited	District 1, Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Plc.	Lusaka, Zambia
Zimbabwe	Barclays Bank of Zimbabwe Limited	Harare, Zimbabwe